Exhibit 99

Journal Communications Reports Fourth Quarter and Full Year 2006 Results


    MILWAUKEE--(BUSINESS WIRE)--Feb. 14, 2007--Journal Communications (NYSE:JRN) today announced results for its fourth quarter and full year ended December 31, 2006.

    For the fourth quarter, revenue from continuing operations of $186.6 million increased 15.3% compared to $161.8 million. Earnings from continuing operations were $20.5 million compared to $13.5 million, an increase of 51.5%. Although it is difficult to precisely quantify the impact of the additional week on the fourth quarter 2006, the Company estimates the revenue impact to be $11.1 million and the operating earnings impact to be $1.4 million. The gain from discontinued operations was $2.9 million compared to $3.2 million. Net earnings were $23.4 million compared to net earnings of $16.7 million, an increase of 39.9%. Basic and diluted earnings per share from continuing operations were $0.30 and $0.29, respectively, compared to $0.19 for both. Basic and diluted net earnings per share were $0.34 and $0.33, respectively, compared to $0.23 for both.

    Note that the fourth quarter and full year 2006 results include the operations of three television stations whose assets were acquired on December 5, 2005 and that Norlight Telecommunications has been treated as "discontinued operations" due to its pending sale. Also note that unless otherwise indicated, all comparisons are either to the fourth quarter or the full year ended December 25, 2005. Fourth quarter and full year 2005 contained 91 days and 364 days, respectively. Fourth quarter and full year 2006 contained an additional week (98 days and 371 days, respectively).

    In addition to the extra week, Journal Communications recorded the following unusual items that impacted fourth quarter 2006 continuing operations: gains from the sale of KBBX-FM and a garage property; a reduction in the estimate of advertising credits to be issued to advertisers in 2007 related to a previous litigation settlement; and a curtailment gain related to a retiree medical plan amendment. The favorable aggregate after-tax impact of these items was $3.5 million, or $0.05 per fully-diluted share.

    For the full year ended December 31, 2006, revenue from continuing operations of $671.9 million increased 7.7% compared to $624.0 million. Earnings from continuing operations were $92.3 million compared to $74.3 million, an increase of 24.2%. The gain from discontinued operations was $8.6 million compared to $21.5 million. Net earnings were $64.4 million compared to net earnings of $66.2 million, a decrease of 2.8%. Basic and diluted earnings per share from continuing operations were $0.80 and $0.77, respectively, compared to $0.60 and $0.59, respectively. Basic and diluted net earnings per share were $0.93 and $0.89, respectively, compared to $0.91 and $0.88, respectively.

    In addition to the extra week, Journal Communications recorded the following unusual items that impacted full year 2006 continuing operations: gains from the sale of KBBX-FM and a garage property; curtailment gains related to pension plan and retiree medical plan amendments; and hurricane insurance proceeds. These gains were partially offset by a reserve for advertising credits to be issued to advertisers in 2007 related to a previous litigation settlement; and litigation-related expenses. The favorable aggregate after-tax impact of these items was $1.0 million, or $0.01 per fully-diluted share.

    In 2005, net earnings were negatively impacted by hurricane-related costs and plant closure costs of $2.2 million.

    "During 2006 we executed a number of key strategies that sharpened our focus on our core media businesses and position us for the future expansion of our traditional and new revenue platforms and online initiatives," said Steven J. Smith, chairman and chief executive officer of Journal Communications. "We announced an agreement to sell our Norlight Telecommunications business and executed a very successful integration of three television stations whose assets we acquired in December 2005. The achievements of these stations in their first full year with us exceeded our high expectations, reflecting our strong integration efforts and a focus on driving operational results.

    "Overall, Journal Broadcast Group delivered an exceptional financial performance, with every television and radio market posting increases in both operating earnings and margin. Although our Publishing group experienced an unprecedented decline in automobile advertising revenue and a revenue reduction for credits to be issued toward 2007 advertising, it successfully introduced numerous Web-based initiatives and grew its distribution and commercial print businesses in 2006. Additionally, at the daily newspaper, interactive revenue increased 34.3% to $9.5 million. Throughout the year we maintained strict cost control across all of our businesses.

    "Going forward, we will continue to focus on revenue growth and operating earnings margin at both our broadcasting and publishing businesses, with aggressive pursuit of new media and digital platforms and prudent utilization of our strong balance sheet and free cash flow. In late January 2007, we introduced the new look of the Milwaukee Journal Sentinel, fully redesigned to be more reader-friendly. Later this month, we will begin printing the daily newspaper on a 48-inch web, down from 50 inches. We expect that the updated design will draw new readers to the newspaper and that its slightly smaller size will save an estimated 4% in annual newsprint consumption."

    Consolidated

    For the fourth quarter, revenue from continuing operations of $186.6 million increased 15.3% compared $161.8 million. Excluding the extra week, revenue from continuing operations increased 8.5%. Operating earnings increased 58.4% to $37.6 million. Excluding the extra week, operating earnings increased 52.6%. Operating earnings margin was 20.1% compared to 14.7%. EBITDA (net earnings excluding the gain/loss from discontinued operations, net; total other expense, net; provision for income taxes; depreciation; and amortization) of $46.0 million increased 51.9% compared to $30.3 million.

    For the full year, revenue from continuing operations of $671.9 million increased 7.7% compared to $624.0 million. Excluding the extra week, revenue from continuing operations increased 5.9%. Operating earnings increased 38.1% to $107.9 million. Excluding the extra week, operating earnings increased 36.4%. Operating earnings margin was 16.1% compared to 12.5%. EBITDA of $137.8 million increased 32.3% compared to $104.2 million.

    Publishing

    For the fourth quarter, publishing revenue increased 4.7% to $89.4 million, in part reflecting $5.6 million related to the extra week and $1.1 million from a favorable adjustment of a reserve for credits to be issued to advertisers in 2007, partially offset by continued weakness in auto advertising. This compares to $85.4 million. Excluding the extra week and the reserve adjustment, publishing revenue in the fourth quarter decreased 3.1%. Operating earnings from publishing increased 26.7% to $12.0 million. This compares to $9.4 million in the fourth quarter of 2005, which included hurricane-related costs of $2.2 million. Excluding the extra week and reserve adjustment, operating earnings increased 3.7%.

    For the full year, publishing revenue decreased 3.1% to $328.6 million, in part reflecting the year-long weakness in auto advertising, the $4.0 million reduction of revenue for advertising credits and the shutdown of our printing plant in New Orleans in late 2005, partially offset by the extra week. This compares to $339.0 million. Excluding the extra week and the revenue reduction, revenue decreased 3.5%. Operating earnings from publishing decreased 9.3% to $37.8 million compared to $41.7 million, which included hurricane-related costs of $3.7 million. Excluding the extra week, the revenue adjustment and related litigation costs, operating earnings increased 1.9%.

    Broadcasting

    For the fourth quarter, broadcasting revenue increased 47.2% to $70.2 million, in part reflecting a $15.3 million contribution from the three recently acquired television stations and $3.6 million from the extra week. This compares to $47.7 million. Excluding the extra week, revenue increased 39.6%. Broadcasting operating earnings of $23.1 million were up 70.2% compared to $13.6 million. Excluding the extra week, operating earnings increased 68.1%.

    For the full year, broadcasting revenue increased 41.7% to $238.5 million, in part reflecting $54.8 million from the three recently acquired television stations as well as the extra week. This compares to $168.3 million. Excluding the extra week, revenue increased 39.6%. Broadcasting operating earnings of $65.9 million were up 87.7% compared to $35.1 million. Excluding the extra week, operating earnings increased 86.9%.

    For the fourth quarter, revenue from television stations increased 82.0% to $45.4 million compared to $24.9 million. Excluding the extra week, revenue increased 72.5%. In the fourth quarter 2006, revenue from our new television stations totaled $15.3 million. Total television political advertising was $9.1 million, including $2.1 million from our new stations. Operating earnings from television stations increased 130.6% to $14.0 million compared to $6.1 million. Excluding the extra week, operating earnings increased 126.4%. Excluding the television operations acquired in December 2005, revenue increased 36.7% and operating earnings increased 67.2%.

    For the full year, revenue from television stations increased 79.8% to $151.0 million compared to $84.0 million. Excluding the extra week, revenue increased 77.0%. For the full year, revenue from our new television stations totaled $54.8 million. Total television political advertising was $14.6 million, including $3.9 million from our new stations. Operating earnings from television stations increased 218.8% to $38.8 million compared to $12.2 million. Excluding the extra week, operating earnings increased 216.7%. Excluding the new television operations, revenue increased 18.7% and operating earnings increased 80.6%.

    For the fourth quarter, revenue from radio stations of $24.8 million was up 9.1% compared to $22.8 million. Excluding the extra week, revenue increased 3.5%. In the fourth quarter 2006, revenue from radio political advertising totaled $1.0 million. Operating earnings from radio stations of $9.1 million increased 21.2% compared to $7.5 million. Excluding the extra week, operating earnings increased 20.8%.

    For the full year, revenue from radio stations of $87.5 million was up 3.8% compared to $84.3 million. Excluding the extra week, revenue increased 2.3%. For the full year, revenue from radio political advertising totaled $1.9 million. Operating earnings from radio stations of $27.1 million increased 18.1% compared to $22.9 million. Excluding the extra week, operating earnings increased 18.0%.

    Printing Services

    For the fourth quarter, revenue from printing services decreased 1.7% to $18.5 million from $18.8 million, largely due to the expected decline in revenue from Dell Computer Corporation and other software customers, partially offset by the extra week and $2.4 million in new print business. Excluding the extra week, revenue decreased 9.0%. Operating earnings from printing services increased 20.5% to $1.2 million compared to $1.0 million. Excluding the extra week, operating earnings were essentially flat.

    For the full year, revenue from printing services decreased 7.6% to $67.0 million from $72.5 million, largely due to the expected decline in revenue from Dell Computer Corporation and other software customers, partially offset by the extra week and $7.4 million in new print business. Excluding the extra week, revenue decreased 9.5%. Operating earnings from printing services increased 11.9% to $2.6 million compared to $2.3 million. Excluding the extra week, operating earnings increased 3.3%.

    Other

    For the fourth quarter, revenue for "Other" of $8.5 million decreased 14.0% compared to revenue of $9.9 million. Excluding the extra week, revenue decreased 19.3%. "Other" operating earnings were $1.4 million, reflecting the gain from the sale of the garage property and the curtailment gain related to a retiree medical plan amendment. This compares to a loss of $0.2 million. Excluding the extra week, operating earnings were $1.6 million.

    For the full year, revenue for "Other" of $37.7 million decreased 14.7% compared to revenue of $44.2 million. Excluding the extra week, revenue decreased 15.9%. "Other" operating earnings were $1.6 million, reflecting the gain from the sale of the garage property and the curtailment gain related to a retiree medical plan amendment. This compares to a loss of $1.0 million. Excluding the extra week, operating earnings increased $1.8 million.

    Discontinued Operations

    With the pending sale of our telecommunications business, the operating results of Norlight are classified as discontinued operations. For the fourth quarter 2006, the gain from discontinued operations was $2.9 million. This reflects a favorable aggregate after-tax impact of $1.1 million from discontinued depreciation on telecommunications assets held for sale and $0.3 million from the extra week, partially offset by sale-related expenses. This compares to $3.2 million for the fourth quarter 2005. Included within discontinued operations are Norlight's fourth quarter 2006 revenue of $32.4 million and operating earnings of $5.0 million compared to $33.6 million and $5.4 million, respectively.

    For the full year 2006, the gain from discontinued operations was $8.6 million, including a $1.0 million loss from a purchase price adjustment related to the January 2005 sale of NorthStar Print Group. The favorable impact from the discontinued depreciation noted above was entirely offset by spin-off- and sale-related expenses. This compares to $21.5 million for the full year 2005, which includes a $5.1 million after-tax gain from the sale of NorthStar Print Group. Included within discontinued operations are Norlight's full year 2006 revenue of $127.8 million and operating earnings of $16.2 million compared to $140.4 million and $27.2 million, respectively.

    Non-Operating Items

    For the fourth quarter, other expense, which primarily consists of interest expense, increased $1.9 million to $4.0 million compared to $2.1 million. For the full year, other expense increased $11.8 million to $15.6 million compared to $3.8 million. The increase is attributable in large part to an increase in debt outstanding related to the 2005 television station acquisitions, share repurchases and higher short-term interest rates.

    Stock Repurchase Program

    During the fourth quarter 2006, the Company repurchased 776,600 of its class A shares. Through December 31, 2006, the Company had repurchased a total of 6,260,100 class A shares.

    First Quarter 2007 Outlook

    For the first quarter of 2007, Journal Communications currently anticipates that its publishing revenues will be down compared to the prior year, reflecting continued challenges in automotive advertising, partially offset by strong growth in online, commercial printing and commercial distribution. Radio revenue should be up modestly, reflecting growth in developmental revenue partially offset by the sale of KBBX-FM in Omaha. Television revenue should be down somewhat, reflecting the loss of Olympics revenue partially offset by developmental and interactive revenue.

    Webcast of Conference Call

    A live webcast of the fourth quarter conference call will be accessible through www.journalcommunications.com/investors beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through February 28. To access the call, dial 800-561-2813 (domestic) or 617-614-3529 (international) at least 10 minutes prior to the scheduled 10 a.m. CT start. The access code for the conference call is 91572594. Replays of the conference call will be available February 14 through February 16. To hear the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 35828583.

    Forward-looking Statements

    This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K and on page 14 of our most recent Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission.

    About Journal Communications

    Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and 75 community newspapers and shoppers in eight states. We own and operate 36 radio stations and nine television stations in 12 states and operate two television stations under local marketing agreements. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We have entered into a stock purchase agreement under which Q-Comm Corporation is expected to acquire our telecommunications business. We also provide a wide range of commercial printing services -- including printing of publications, professional journals and documentation material -- as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.


                     Journal Communications, Inc.
           Consolidated Statements of Earnings (unaudited)
   (dollars in thousands, except for shares and per-share amounts)



                                      Fourth Quarter (A)
                                    -----------------------
                                       2006        2005     % Change
                                    ----------- ----------- ---------

 Continuing Operations:
 Revenue:
     Publishing                        $89,403     $85,390       4.7
     Broadcasting                       70,189      47,687      47.2
     Printing services                  18,504      18,819      (1.7)
     Other                               8,486       9,864     (14.0)
                                    ----------- -----------
 Total revenue                         186,582     161,760      15.3

 Operating costs and expenses:
     Publishing                         48,265      44,851       7.6
     Broadcasting                       27,424      19,546      40.3
     Printing services                  15,424      15,658      (1.5)
     Other                               7,048       8,559     (17.7)
                                    ----------- -----------
 Total operating costs and expenses     98,161      88,614      10.8

 Selling and administrative
  expenses                              50,838      49,419       2.9
                                    ----------- -----------
 Total operating costs and expenses
  and selling and administrative
  expenses                             148,999     138,033       7.9
                                    ----------- -----------

 Operating earnings                     37,583      23,727      58.4

 Other income and (expense):
     Interest income                         8          55
     Interest expense                   (4,054)     (2,120)
                                    ----------- -----------
 Total other income and (expense)       (4,046)     (2,065)

 Earnings from continuing operations
  before income taxes                   33,537      21,662      54.8

 Provision for income taxes             13,049       8,142      60.3
                                    ----------- -----------

 Earnings from continuing
  operations                            20,488      13,520      51.5

 Gain from discontinued operations,
  net of tax                             2,870       3,181      (9.8)
                                    ----------- -----------

 Net earnings                          $23,358     $16,701      39.9
                                    =========== ===========

 Weighted average number of shares:
     Basic                          66,780,875  69,504,933
     Diluted                        71,281,044  73,971,680

 Earnings per share:
     Basic:
         Continuing operations           $0.30       $0.19
         Discontinued operations          0.04        0.04
                                    ----------- -----------
         Net earnings                    $0.34       $0.23
                                    =========== ===========

     Diluted:
         Continuing operations           $0.29       $0.19
         Discontinued operations          0.04        0.04
                                    ----------- -----------
         Net earnings                    $0.33       $0.23
                                    =========== ===========




                                       Four Quarters (B)
                                    -----------------------
                                       2006        2005     % Change
                                    ----------- ----------- ---------

 Continuing Operations:
 Revenue:
     Publishing                       $328,630    $339,002      (3.1)
     Broadcasting                      238,536     168,316      41.7
     Printing services                  66,956      72,463      (7.6)
     Other                              37,731      44,232     (14.7)
                                    ----------- -----------
 Total revenue                         671,853     624,013       7.7

 Operating costs and expenses:
     Publishing                        177,579     176,316       0.7
     Broadcasting                       95,745      73,722      29.9
     Printing services                  56,129      61,291      (8.4)
     Other                              32,083      37,955     (15.5)
                                    ----------- -----------
 Total operating costs and expenses    361,536     349,284       3.5

 Selling and administrative
  expenses                             202,454     196,643       3.0
                                    ----------- -----------
 Total operating costs and expenses
  and selling and administrative
  expenses                             563,990     545,927       3.3
                                    ----------- -----------

 Operating earnings                    107,863      78,086      38.1

 Other income and (expense):
     Interest income                        37         143
     Interest expense                  (15,607)     (3,941)
                                    ----------- -----------
 Total other income and (expense)      (15,570)     (3,798)

 Earnings from continuing operations
  before income taxes                   92,293      74,288      24.2

 Provision for income taxes             36,556      29,528      23.8
                                    ----------- -----------

 Earnings from continuing
  operations                            55,737      44,760      24.5

 Gain from discontinued operations,
  net of tax                             8,636      21,483     (59.8)
                                    ----------- -----------

 Net earnings                          $64,373     $66,243      (2.8)
                                    =========== ===========

 Weighted average number of shares:
     Basic                          67,475,857  70,944,842
     Diluted                        71,984,963  75,415,310

 Earnings per share:
     Basic:
         Continuing operations           $0.80       $0.60
         Discontinued operations          0.13        0.31
                                    ----------- -----------
         Net earnings                    $0.93       $0.91
                                    =========== ===========

     Diluted:
         Continuing operations           $0.77       $0.59
         Discontinued operations          0.12        0.29
                                    ----------- -----------
         Net earnings                    $0.89       $0.88
                                    =========== ===========



(A) 2006 fourth quarter: September 25, 2006 to December 31, 2006 (14 weeks).
    2005 fourth quarter: September 26, 2005 to December 25, 2005 (13 weeks).
(B) 2006 four quarters: December 26, 2005 to December 31, 2006 (53 weeks).
    2005 four quarters: December 27, 2004 to December 25, 2005 (52 weeks).


                     Journal Communications, Inc.
                   Segment Information (unaudited)
                        (dollars in thousands)



                                        Fourth Quarter (A)
                                            (unaudited)
                                        -------------------
                                          2006      2005    % Change
                                        --------- --------- ---------
 Revenue
 ---------------------------------------
 Publishing                              $89,403   $85,390       4.7
 Broadcasting                             70,189    47,687      47.2
 Printing services                        18,504    18,819      (1.7)
 Other                                     8,486     9,864     (14.0)
                                        --------- ---------
                                        $186,582  $161,760      15.3
                                        ========= =========

 Operating earnings
 ---------------------------------------
 Publishing                              $11,974    $9,448      26.7
 Broadcasting                             23,090    13,569      70.2
 Printing services                         1,157       960      20.5
 Other                                     1,362      (249)      N/A
                                        --------- ---------
                                         $37,583   $23,728      58.4
                                        ========= =========

 Depreciation and amortization
 ---------------------------------------
 Publishing                               $4,065    $3,514      15.7
 Broadcasting                              3,605     2,356      53.0
 Printing services                           544       503       8.2
 Other                                       210       192       9.4
                                        --------- ---------
                                          $8,424    $6,565      28.3
                                        ========= =========




                                        Four Quarters (B)
                                            (unaudited)
                                        -------------------
                                          2006      2005    % Change
                                        --------- --------- ---------
 Revenue
 ---------------------------------------
 Publishing                             $328,630  $339,002      (3.1)
 Broadcasting                            238,536   168,316      41.7
 Printing services                        66,956    72,463      (7.6)
 Other                                    37,731    44,232     (14.7)
                                        --------- ---------
                                        $671,853  $624,013       7.7
                                        ========= =========

 Operating earnings
 ---------------------------------------
 Publishing                              $37,814   $41,677      (9.3)
 Broadcasting                             65,887    35,094      87.7
 Printing services                         2,600     2,324      11.9
 Other                                     1,562    (1,008)      N/A
                                        --------- ---------
                                        $107,863   $78,087      38.1
                                        ========= =========

 Depreciation and amortization
 ---------------------------------------
 Publishing                              $14,137   $14,319      (1.3)
 Broadcasting                             12,970     8,910      45.6
 Printing services                         1,985     2,085      (4.8)
 Other                                       865       770      12.3
                                        --------- ---------
                                         $29,957   $26,084      14.8
                                        ========= =========



(A) 2006 fourth quarter: September 25, 2006 to December 31, 2006 (14 weeks).
    2005 fourth quarter: September 26, 2005 to December 25, 2005 (13 weeks).
(B) 2006 four quarters: December 26, 2005 to December 31, 2006 (53 weeks).
    2005 four quarters: December 27, 2004 to December 25, 2005 (52 weeks).


                      Journal Communications, Inc.
               Publishing Segment Information (unaudited)
                         (dollars in thousands)

 Publishing revenue by category:
 ------------------------------------------------------


                                         Fourth Quarter of 2006 (A)
                                       ------------------------------

                                                 Community
                                         Daily   Newspapers
                                       Newspaper & Shoppers   Total
                                       --------- ---------- ---------

 Advertising revenue:
    Retail                              $29,227    $13,280   $42,507
    Classified                           14,758      2,384    17,142
    National                              3,240         --     3,240
    Direct Marketing                      1,745         --     1,745
    Other                                    --        188       188
                                       --------- ---------- ---------
 Total advertising revenue               48,970     15,852    64,822
 Circulation revenue                     13,780        729    14,509
 Other revenue                            3,507      6,565    10,072
                                       --------- ---------- ---------
 Total revenue                          $66,257    $23,146   $89,403
                                       ========= ========== =========



                                         Fourth Quarter of 2005 (B)
                                       ------------------------------

                                                 Community
                                         Daily   Newspapers
                                       Newspaper & Shoppers   Total
                                       --------- ---------- ---------

 Advertising revenue:
    Retail                              $26,234    $13,512   $39,746
    Classified                           15,834      2,612    18,446
    National                              2,257         --     2,257
    Direct Marketing                      2,753         --     2,753
    Other                                    --        188       188
                                       --------- ---------- ---------
 Total advertising revenue               47,078     16,312    63,390
 Circulation revenue                     13,128        746    13,874
 Other revenue                            1,928      6,198     8,126
                                       --------- ---------- ---------
 Total revenue                          $62,134    $23,256   $85,390
                                       ========= ========== =========






                                       % Change   % Change  % Change
                                         Daily      CN&S      Total
                                       --------- ---------- ---------

 Advertising revenue:
    Retail                                 11.4       (1.7)      6.9
    Classified                             (6.8)      (8.7)     (7.1)
    National                               43.6        N/A      43.6
    Direct Marketing                      (36.6)       N/A     (36.6)
    Other                                   N/A         --        --
 Total advertising revenue                  4.0       (2.8)      2.3
 Circulation revenue                        5.0       (2.3)      4.6
 Other revenue                             81.9        5.9      23.9
 Total revenue                              6.6       (0.5)      4.7


                                         Four Quarters of 2006 (C)
                                       ------------------------------

                                                 Community
                                         Daily   Newspapers
                                       Newspaper & Shoppers   Total
                                       --------- ---------- ---------

 Advertising revenue:
    Retail                              $90,998    $52,785  $143,783
    Classified                           64,674     10,781    75,455
    National                             11,018         --    11,018
    Direct Marketing                      5,873         --     5,873
    Other                                    --        908       908
                                       --------- ---------- ---------
 Total advertising revenue              172,563     64,474   237,037
 Circulation revenue                     52,652      2,878    55,530
 Other revenue                           11,632     24,431    36,063
                                       --------- ---------- ---------
 Total revenue                         $236,847    $91,783  $328,630
                                       ========= ========== =========



                                         Four Quarters of 2005 (D)
                                       ------------------------------

                                                 Community
                                         Daily   Newspapers
                                       Newspaper & Shoppers   Total
                                       --------- ---------- ---------

 Advertising revenue:
    Retail                              $93,812    $54,852  $148,664
    Classified                           70,040     10,632    80,672
    National                             10,188         --    10,188
    Direct Marketing                      7,561         --     7,561
    Other                                    --        927       927
                                       --------- ---------- ---------
 Total advertising revenue              181,601     66,411   248,012
 Circulation revenue                     52,932      2,911    55,843
 Other revenue                            7,496     27,651    35,147
                                       --------- ---------- ---------
 Total revenue                         $242,029    $96,973  $339,002
                                       ========= ========== =========






                                       % Change   % Change  % Change
                                         Daily      CN&S      Total
                                       --------- ---------- ---------

 Advertising revenue:
    Retail                                 (3.0)      (3.8)     (3.3)
    Classified                             (7.7)       1.4      (6.5)
    National                                8.1        N/A       8.1
    Direct Marketing                      (22.3)       N/A     (22.3)
    Other                                   N/A       (2.0)     (2.0)
 Total advertising revenue                 (5.0)      (2.9)     (4.4)
 Circulation revenue                       (0.5)      (1.1)     (0.6)
 Other revenue                             55.2      (11.6)      2.6
 Total revenue                             (2.1)      (5.4)     (3.1)




(A) 2006 fourth quarter: September 25, 2006 to December 31, 2006 (14 weeks).
(B) 2005 fourth quarter: September 26, 2005 to December 25, 2005 (13 weeks).
(C) 2006 four quarters: December 26, 2005 to December 31, 2006 (53 weeks).
(D) 2005 four quarters: December 27, 2004 to December 25, 2005 (52 weeks).



 NOTE:
 Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.


 Daily newspaper's core newspaper advertising linage by category:
 ---------------------------------------------------------------------

                                        Fourth Quarter (A)
                                       ---------------------
                                         2006       2005     % Change
                                       ---------- ---------- ---------
 Advertising linage (inches):

 Full run
    Retail                               179,793    170,984       5.2
    Classified                           150,744    170,827     (11.8)
    National                              16,443     11,028      49.1
                                       ---------- ----------
 Total full run                          346,980    352,839      (1.7)
 Part run                                 26,481     40,940     (35.3)
                                       ---------- ----------
 Total advertising linage                373,461    393,779      (5.2)
                                       ========== ==========

 Preprint pieces (in thousands)          293,909    258,435      13.7
                                       ========== ==========

 Full pages of advertising and revenue per page of our community newspapers and shoppers:
 ---------------------------------------------------------------------

 Full pages of advertising:
    Community newspapers                  20,466     23,014     (11.1)
    Shoppers and specialty products       25,772     26,182      (1.6)
                                       ---------- ----------
 Total full pages of advertising          46,238     49,196      (6.0)
                                       ========== ==========

 Revenue per page                        $307.29    $297.12       3.4
                                       ========== ==========


 Daily newspaper's core newspaper advertising linage by
  category:
 -----------------------------------------------------------

                                         Four Quarters (B)
                                       ---------------------
                                         2006       2005     % Change
                                       ---------- ---------- ---------
 Advertising linage (inches):

 Full run
    Retail                               670,719    687,132      (2.4)
    Classified                           653,601    773,032     (15.4)
    National                              59,049     45,074      31.0
                                       ---------- ----------
 Total full run                        1,383,369  1,505,238      (8.1)
 Part run                                111,420    167,047     (33.3)
                                       ---------- ----------
 Total advertising linage              1,494,789  1,672,285     (10.6)
                                       ========== ==========

 Preprint pieces (in thousands)          926,175    895,598       3.4
                                       ========== ==========

 Full pages of advertising and revenue per page of our community newspapers and shoppers:
 ---------------------------------------------------------------------

 Full pages of advertising:
    Community newspapers                  82,903     91,659      (9.6)
    Shoppers and specialty products      104,641    107,847      (3.0)
                                       ---------- ----------
 Total full pages of advertising         187,544    199,506      (6.0)
                                       ========== ==========

 Revenue per page                        $309.10    $300.75       2.8
                                       ========== ==========




(A) 2006 fourth quarter: September 25, 2006 to December 31, 2006 (14 weeks).
    2005 fourth quarter: September 26, 2005 to December 25, 2005 (13 weeks).
(B) 2006 four quarters: December 26, 2005 to December 31, 2006 (53 weeks).
    2005 four quarters: December 27, 2004 to December 25, 2005 (52 weeks).




 NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results. All data are subject to later adjustment.


                     Journal Communications, Inc.
   Reconciliation of our consolidated net earnings to consolidated
                           EBITDA (unaudited)
                        (dollars in thousands)

                               Fourth Quarter (A)   Four Quarters (B)
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------

 Net earnings                   $23,358   $16,701   $64,373   $66,243
 (Gain) loss from discontinued
  operations, net                (2,870)   (3,181)   (8,636)  (21,483)
 Provision for income taxes      13,049     8,142    36,556    29,528
 Total other expenses, net        4,046     2,065    15,570     3,798
 Depreciation                     7,847     6,267    27,897    25,078
 Amortization                       577       298     2,060     1,006
                               --------- --------- --------- ---------
 EBITDA                         $46,007   $30,292  $137,820  $104,170
                               ========= ========= ========= =========



(A) 2006 fourth quarter: September 25, 2006 to December 31, 2006 (14 weeks).
    2005 fourth quarter: September 26, 2005 to December 25, 2005 (13 weeks).
(B) 2006 four quarters: December 26, 2005 to December 31, 2006 (53 weeks).
    2005 four quarters: December 27, 2004 to December 25, 2005 (52 weeks).


 We define EBITDA as net earnings excluding gain/loss from discontinued operations, net, provision for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation and amortization. Our management uses EBITDA, among other things, to evaluate our operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.


                     Journal Communications, Inc.
                Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                             December 31,
                                                 2006     December 25,
                                             (unaudited)      2005
                                             ------------ ------------
ASSETS
Current assets:
  Cash and cash equivalents                       $7,923       $6,864
  Receivables, net                                92,248       86,027
  Inventories, net                                 7,890        8,752
  Prepaid expenses and other current assets       11,757       12,794
  Deferred income taxes                           11,017        9,968
  Current assets of discontinued operations       91,932       93,795
                                             ------------ ------------
Total current assets                             222,767      218,200
Property and equipment, net                      223,844      232,270
Goodwill                                         245,552      276,151
Broadcast licenses                               196,659      174,835
Other intangible assets, net                      27,068       40,247
Prepaid pension costs                                 --       18,603
Other assets                                      39,090       24,053
Non-current assets of discontinued operations        278          307
                                             ------------ ------------
Total assets                                    $955,258     $984,666
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $31,025      $36,990
  Accrued compensation                            18,730       16,039
  Accrued employee benefits                       10,456        9,722
  Deferred revenue                                18,687       14,590
  Other current liabilities                       22,526        9,527
  Current liabilities of discontinued
   operations                                     20,647       18,479
  Current portion of long-term liabilities         4,770        5,053
                                             ------------ ------------
Total current liabilities                        126,841      110,400
Accrued employee benefits                         33,749       20,138
Long-term notes payable to banks                 235,000      274,545
Deferred income taxes                             62,089       65,630
Other long-term liabilities                       16,687       29,885
Shareholders' equity                             480,892      484,068
                                             ------------ ------------
Total liabilities and shareholders' equity      $955,258     $984,666
                                             ============ ============


NOTE:
Due to its pending sale, all assets and liabilities of Norlight
 Telecommunications have been classified as current assets or current liabilities.

    CONTACT: Journal Communications, Inc.
             Sara Leuchter Wilkins
             Director of Investor Relations
             414-224-2633
             swilkins@journalcommunications.com